UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 21, 2009
FREIGHTCAR AMERICA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		Number)

Two North Riverside Plaza, Suite 1250
Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)
(800) 458-2235
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On August 21, 2009, FreightCar America, Inc. (the “Company”) announced that, due to the delayed filing of its quarterly report on Form 10-Q for the quarter ended June 30, 2009, the Company has received, as expected, a notification letter from the Nasdaq Stock Market (“Nasdaq”) stating that the Company is no longer in compliance with Nasdaq Marketplace Rule 5250(c)(1), which requires timely filing of SEC periodic reports. The notification letter was received on August 19, 2009.
The Company previously announced that it had identified historical accounting errors in accounts payable that have resulted in the understatement of its net earnings since the fourth quarter of 2007. Because of the nature and timing of the review of these errors by the Company and their impact on its consolidated financial statements, the Company was unable to file its quarterly report on Form 10-Q for the quarter ended June 30, 2009 by the prescribed due date. The Company expects to complete its review and make the required filings during the third quarter of 2009, including restatement of certain of its consolidated financial statements for prior periods.
The Company has until October 19, 2009 to submit to Nasdaq a plan to regain compliance with the Nasdaq listing rules. The Company intends to submit a plan to regain compliance within this 60-day period. If Nasdaq accepts FreightCar’s plan, FreightCar will have up to 180 calendar days from the filing’s due date, or until February 8, 2010, to regain compliance.
A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit 99.1	Press release of FreightCar America, Inc., dated August 21, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.

Date: August 21, 2009	By:	/s/ Laurence M. Trusdell
	Name:	Laurence M. Trusdell
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Press release of FreightCar America, Inc., dated August 21, 2009.

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